Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

KRAFT HEINZ FOODS COMPANY

THE KRAFT HEINZ COMPANY

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Kraft Heinz Food Company
	Other	Guarantees of The Kraft Heinz Company Debt Securities(3)	Rule 457(o)	(1)	(1)	(1)		(2)
	Debt	Debt Securities	Rule 457(o)	(1)	(1)	(1)		(2)
	Other	Warrants	Rule 457(o)	(1)	(1)	(1)		(2)
	Other	Purchase Contracts	Rule 457(o)	(1)	(1)	(1)		(2)
	Other	Units(4)	Rule 457(o)	(1)	(1)	(1)		(2)
	The Kraft Heinz Company
	Other	Guarantees of Kraft Heinz Foods Company Debt Securities(3)	Rule 457(o)	(1)	(1)	(1)		(2)
	Debt	Debt Securities	Rule 457(o)	(1)	(1)	(1)		(2)
	Equity	Common Stock(5)	Rule 457(o)	(1)	(1)	(1)		(2)
	Equity	Preferred Stock(5)	Rule 457(o)	(1)	(1)	(1)		(2)
	Equity	Depositary Shares	Rule 457(o)	(1)	(1)	(1)		(2)
	Other	Warrants	Rule 457(o)	(1)	(1)	(1)		(2)
	Other	Purchase Contracts	Rule 457(o)	(1)	(1)	(1)		(2)
	Other	Units(4)	Rule 457(o)	(1)	(1)	(1)		(2)
	Unallocated (Universal) Shelf	—	Rule 457(o)	(1)	(1)	$25,000,000,000 (1)	$0.0000927	$2,317,500 (2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
	Total Offering Amounts				$25,000,000,000 (1)	$2,317,500 (2)
	Total Fees Previously Paid					N/A
	Total Fee Offsets					N/A
	Net Fee Due					$2,317,500

(1)

The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate maximum offering price of all securities to be issued by The Kraft Heinz Company or Kraft Heinz Foods Company pursuant to this Registration Statement shall not have a maximum aggregate offering price that exceeds $25,000,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency. The amount also includes such indeterminate principal amount, liquidation amount, or number of identified classes of securities as may be issued upon conversion or exchange of debt securities, preferred stock, or warrants that provide for conversion or exchange into other securities. No separate consideration will be received for shares of common stock that are issued upon exchange or conversion of debt securities, preferred stock, or warrants. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any guarantees or any other obligations.

(2)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act. Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying 0.0000927 and the proposed maximum offering price.

(3)

The Kraft Heinz Company will guarantee the debt securities of Kraft Heinz Foods Company registered hereunder. Kraft Heinz Foods Company will guarantee the debt securities of The Kraft Heinz Company registered hereunder. No separate consideration will be received for such guarantees.

(4)

Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Shares of The Kraft Heinz Company may be sold by The Kraft Heinz Company or by selling securityholders named in a prospectus supplement.

(5)

Including an indeterminate number of shares of common stock and preferred stock as may from time to time be issued upon conversion or exchange of debt securities or preferred stock, or upon the exercise of warrants or purchase contracts, as the case may be.